Exhibit 99.11



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated February 3, 2003 for Worldwide Hard Assets Fund, Worldwide Real Estate Fund, Worldwide Bond Fund and Worldwide Emerging Markets Fund (four of the funds comprising Van Eck Worldwide Insurance Trust) in this Registration Statement (Form N-1A No. 33-13019) of Van Eck Worldwide Insurance Trust.

                                            ERNST & YOUNG LLP

New York, New York
January 13, 2004

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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors" in the Prospectus and "Independent Auditors" in the Statement of Additional Information for the Worldwide Absolute Return Fund (one of the funds comprising Van Eck Worldwide Insurance Trust) in this Registration Statement (Form N-1A No. 33-13019) of Van Eck Worldwide Insurance Trust.

                                            ERNST & YOUNG LLP

New York, New York
January 13, 2004